SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the 5th day of June 2007 (the “Effective Date”), by and between CABOT II - ILl W02— W03, LLC. a Delaware limited liability company (“Landlord”), and HAEMOSCOPE CORPORATION, an Illinois corporation (“Tenant”).

WHEREAS, Landlord’s predecessor-in-interest, and Tenant entered into a certain industrial/Office Building Lease dated as of March 23, 2004, as amended by a certain First Amendment to Lease dated as of June 10, 2004 (as amended, the “Lease”), pursuant to which Tenant leases certain premises consisting of approximately 16,748 rentable square feet (Suite 6227) (the “Existing Premises”) in the building commonly known as Howard Commons, 6201 West Howard Street, Niles, Illinois (the “Building”);

WHEREAS, Tenant desires to lease an additional 3,680 rentable square feet in the Building (Suite 6225) as shown on Exhibit A attached hereto (the “Expansion Premises”, which together with the Existing Premises shall be referred to as the “Premises”). and Landlord desires to lease the Expansion Premises to Tenant on the terms set forth herein;

WHEREAS, Landlord and Tenant desire to memorialize their understanding and modify the Lease consistent therewith;

NOW, THEREFORE, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Expansion Premises. As of July 1, 2007 (the “Expansion Commencement Date”), the Premises shall hereby be expanded to include the Expansion Premises. Tenant shall have the right to enter the Expansion Premises following the Effective Date of this Amendment and prior to the Expansion Commencement Date for the sole purpose of installing its furniture. fixtures and equipment, provided, however, that Tenant shall observe all of’ the terms and provisions of the Lease (other than the obligation to pay rent until the Expansion Commencement Date).

2. Base Rent. Commencing on the Expansion Commencement Date, Tenant hereby agrees to pay to Landlord monthly installments of Base Rent for the Premises on the first day of each month in advance, without offset, deduction or prior demand as follows:

Time Period	Annual Base Rent	Monthly Base Rent
7.1.07 – 7.31.07	$153,822.84	$12,818.57
8.1.07 – 7.31.08	$157,704.16	$13,142.01
8.1.08 – 7.31.09	$161,585.48	$13,465.46
8.1.09 – 7.31.10	$165,671.08	$13,805.92
8.1.10 – 7.31.11	$169,756.68	$14,146.39

3. Tenant’s. Proportionate Share. Commencing on the Expansion Commencement Date, Tenant’s Proportionate Share shall be 6.57%.

4. Security Deposit. Concurrently with the execution of this Amendment, Tenant is increasing the Security Deposit by $3,142.01 for a total Security Deposit of$13,142.01.

5. Tenant Improvements. In connection with this Amendment, Tenant is accepting the Expansion Premises, in “as is” condition, and Landlord shall have no obligation to perform any work or construction to the Premises, provided, however, that Landlord shall deliver the Expansion Premises “broom clean”.

6. Brokers. Tenant represents and warrants that it has dealt with no broker, agent, or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of the Lease.

7. No Other Amendments. In all other respects, the terms and provisions of the Lease are ratified and reaffirmed hereby, are incorporated herein by this reference and shall be binding upon the parties to this Amendment.

8. Definitions. All capitalized terms used and not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

9. Conflicts. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Amendment shall be resolved in favor of the terms and provisions of this Amendment.

10. Execution. The submission of this Amendment shall not constitute an offer, and this Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto. Tenant represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individuals signing this Amendment on behalf of Tenant represent and warrant that they have been duly authorized to bind the Tenant by their signatures.

11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Additionally, telecopied signatures may be used in place of original signatures on this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of signature.

SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, under seal, in multiple copies each to be considered an original hereof, as of the day and year first above written.

LANDLORD:

CABOT II— ILl W02-W03, LLC,

By: Cabot Industrial Value Fund II Operating Partnership. L.P.

By: Graphic appears here

Name: Stephen P. vallarelli
Title: Senior Vice President

TENANT:

HAEMOSCOPE CORPORATION

By: Graphic appears here

Name: Margalit Tocher
Title: Chief Operating Officer

EXHIBIT A

EXPANSION PREMISES

Graphic appears here

Haemoscope Corporation	6231, West Howard Street	Niles, IL 60714	info@haemoscope.com

FAX	Date: March 7, 2006
Number of pages including cover sheet: 4

To:	From:
Michael Lee	Deborah Weishaar
For Margalit Tocher

Ph. 312-207-6514	Ph. 847-588-.453/800-438-2834
Fax 312-207-6400	Fax 847-588-0455
CC:

REMARKS	Ë	Urgent	È	For your review	Ë	Reply ASAP	Ë	Please comment

ACTIVITY REPORT

TIME : 03/07/2006 15:12

DATE	TIME	FAX NO./NAME	DURATION	PAGE (S)	RESULT	COMMENT
03/06	15:40	6308983166	40	1	OK	RX	ECM
03/06	16:27	866-216-5303	55	1	OK	RX	ECM
03/06	17:30	18176565305	03:02	9	OK	TX
03/06	18:33	206 598 6159	01:36	3	OK	RX	ECM
03/06	19:32		01:25	1	OK	RX	ECM
03/06	19:35		01:37	0	NG	RX
03/06	23:14	6567858005	01:26	1	OK	RX
03/07	09:33	847 671 5950	36	1	OK	RX	ECM
03/07	09:38	18476715950	28	1	OK	TX	ECM
03/07	09:40	5173464796	38	1	OK	RX	ECM
03/07	09:41	5173464796	39	1	OK	RX	ECM
03/07	09:49	BHCS F	01:16	2	OK	RX
03/07	10:06	116567858005	52	2	OK	TX	ECM
03/07	10:33		01:16	4	OK	RX	ECM
03/07	10:51		07:29	6	OK	RX
03/07	11:21	LAWSONFAXSVR	01:50	3	OK	TX
03/07	11:55	+3042432971	39	2	OK	RX	ECM
03/07	12:18	5083348021	02:02	6	OK	RX	ECM
03/07	12:30		46	1	OK	RX	ECM
03/07	12:37	15083348021	38	2	OK	TX	ECM
03/07	12:38	18176565305	50	2	OK	TX
03/07	12:40		48	2	OK	RX
03/07	12:52	913 588 7239	01:39	4	OK	RX	ECM
03/07	13:17	0	01:21	2	OK	RX	ECM
03/07	13:30		01:14	1	OK	RX	ECM
03/07	13:32	LAWSONFAXSVR	01:51	3	OK	RX
03/07	13:54		02:12	2	OK	RX	ECM
03/07	14:23	13122076400	01:42	4	OK	TX
03/07	14:57	S H C	01:17	2	OK	RX
03/07	15:03	17082838607	07:04	15	OK	TX	ECM

BUSY: BUSY/NO RESPONSE
NG : POOR LINE CONDITION
CV : COVERPAGE
CA :CALL BACK MSG
POL : POLLING
RET : RETRIEVAL

TRANSMISSION VERIFICATION REPORT

TIME: 08/28/2007 11:21

DATE, TIME	08/28 11:19
FAX NO. / NAME	18475100453
PAGE (S)	00:01:45
5
RESULT	OK
MODE	STANDARD ECM